Exhibit 10.12

AMENDMENT

TO THE

EDUCATION MANAGEMENT CORPORATION

RETIREMENT PLAN

Pursuant to the authority granted in the Section titled “Changing the Plan” (under the Article titled “What the Employer Does”) of the Education Management Corporation Retirement Plan (the “Plan”), Education Management Corporation (“EDMC”), hereby amends the Plan to be effective as follows:

Effective January 1, 2004:

1. The Section titled “Diversification of ESOP accounts” (under the Article titled “Special ESOP Provisions”) of the Plan is amended in the following manner:

(a)	by replacing the word “2004” in the second bullet with the phrase “January 2004”.

(b)	by adding the phrase “for January 2004” immediately after the phrase “so that” in the second bullet.

(c)	by adding the following phrase immediately after the phrase “up to 50% of the” in the second bullet:

“sum of the actual number of shares (unadjusted for any corporate events listed below), if any you diversified in the first year and the”.

(d)	by removing the phrase “minus the” where it appears immediately after the phrase “December 31, 2003” in the second bullet and inserting in its place the phrase “, such product reduced by the actual”.

(e)	by adding a new phrase “(unadjusted for any corporate events listed below)” immediately after the phrase “number of shares” where it appears in the second bullet.

(f)	by adding a new bullet, between the existing second and third bullets, as a new third bullet therein to read in its entirety as follows:

“For the remainder of 2004 (February I through December 31), the diversification percentage resumes at 50%, so that you may diversify 50% of the number of shares in your ESOP account as of December 31, 2002, then minus the number of shares, if any, you diversified under this provision in the first year and January 2004.”

(g)	by replacing the phrase “December 31, 2004” in the new fourth (old third) bullet with the phrase “December 31, 2002, then”.

(h)	in the new fifth (old fourth) bullet, by (i) adding the phrase “and thereafter” immediately after the phrase “January 1, 2006”; (ii) removing the word “all” immediately after the phrase “may diversify” and inserting in its place the phrase “the remainder”; (iii) adding the phrase “number of” immediately before the phrase “shares of employer stock”; and (iv) removing the word “remaining” immediately after the phrase “employer stock” and inserting in its place the phrase “as of December 31, 2002, if any, then held”.

(i)	by adding the following new paragraph immediately following the bullet points

“On and after February 1, 2004, when determining the number of shares which may be diversified in a given year, the number of shares of employer stock in your ESOP account as of December 31, 2002, and the number of shares you diversified under this provision, shall be appropriately adjusted to take into account corporate events (including events prior to February 1, 2004) that change the number of issued and outstanding shares of employer stock, such as stock splits, stock dividends or distributions, recapitalizations, mergers, consolidations, split-ups, combinations, exchanges of shares or the like”.

2. The section titled “Amount of pre-retirement diversification” (under the Article titled “Special ESOP Provisions”) of the Plan is amended by adding two new sentences at the end thereof to read in their entirety as follows:

“This means that the determination of the number of shares eligible for pre-retirement diversification will be made separately and without regard to the number of shares, if any, you have diversified under the general diversification rights that apply to all ESOP accounts starting August 1, 2003. If you make a simultaneous request for diversification under both provisions, the pre-retirement diversification rule will be applied first and then the general diversification rule will be applied.”

3. All other provisions of the Plan not expressly mentioned herein shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been duly adopted by action on behalf of EDMC on the 9th day of March 2004.

EDUCATION MANAGEMENT CORPORATION EDMC RETIREMENT COMMITTEE

/s/ Robert McDowell
Robert McDowell

/s/ Ronald Ogrodnik
Ronald Ogrodnik

/s/ James Sober
James Sober

/s/ Frederick Steinberg
Frederick Steinberg

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